EXHIBIT 10.7

MANAGEMENT AGREEMENT

THIS AGREEMENT made as of  January 1, 2003.

BETWEEN:

CYOP Systems International Inc. a company duly incorporated under the laws of the State of Nevada under Certificate of Incorporation and having a place of business at Suite 406, 1040 Hamilton Street, Vancouver, British Columbia.

(hereinafter called the "Company" or “CYOP”)

OF THE FIRST PART

AND:

Mitch White of 5469 Wildwood Crescent, Tsawwassen, British Columbia  V4M 3S9

(hereinafter called the "Executive")

OF THE SECOND PART

WITNESSETH that the parties agree as a follows:

APPOINTMENT

1.01

The Company hereby employs Executive as its Chairman of the Board and Chief Executive Officer ("CEO") upon the terms and conditions set forth in this Agreement. As CEO, the Executive shall always be the most senior Company officer and shall have the duties, responsibilities and authority that are customarily associated with such position. Executive’s duties and responsibilities shall include authority for acquisitions, divestitures, investor relations and overall management of the company subject to Board policies or direction. Executive shall also perform other functions consistent with the CEO position and shall report directly and solely to the Board. Executive shall perform his job in City, State and shall not have to render services at another location except on a temporary basis. Executive shall be permitted to perform outside business endeavors, subject to non-competition agreements between the Company and the Executive and provided that such outside activities do not interfere with the performance of Executive’s duties.

TERM

2.01

The Executive will provide the Services in accordance with the provisions of this Agreement. Notwithstanding execution and delivery of this Agreement, this is an at-will agreement deemed to have commenced on the effective date of this agreement.

"Termination of Agreement: This Agreement shall expire when all obligations of the parties hereunder have been satisfied.

(1)

In General: In addition, except as described in Paragraph 2 below, either the Corporation or the Executive may terminate this Agreement for any reason, and without affecting the Executive’s status as an employee, by giving the other party one year’s advance notice in writing.

(2)

After a Change In Control: If a Change in Control occurs, the Corporation may not provide notice of termination of this Agreement under Paragraph (1) above within the one-year period after the Change In Control. In other words, in this case, the effective date of the termination of the Agreement may be no earlier than two years after the Change in Control. For all purposes under this Agreement, the term "Corporation" shall include any successor to the Corporation’s business and/or assets that executes and delivers the assumption agreement described in this Agreement or that becomes bound by this Agreement by operation of law.

A ‘Change in Control’ shall mean:

(1)

The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(2)

 the sale, transfer or other disposition of all or substantially all of    the Company’s assets; or

(3)

A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)

Had been directors of the Company twenty-four (24) months prior to such change; or

(B)

Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination.

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction."

A termination of this Agreement pursuant to this subsection shall be effective for all purposes at the end of the notice period, except that such termination shall not affect the payment or provision of compensation or benefits under this Agreement on account of a termination of employment occurring prior to the termination of this Agreement."

TERMINATION

3.01

Cause: The Company may terminate your employment for "Cause." "Cause" includes a willful violation of any major Company policy, conviction of any criminal or civil law involving moral turpitude, willful misconduct resulting in a material reduction of your work effectiveness, or willful and reckless disregard for the best interests of the Company."

3.02

For these purposes, no act or failure to act shall be considered "willful" unless it is done, or omitted to be done, in bad faith without reasonable belief that the action or omission was in the best interest of the Company. In the event corrective action is not satisfactorily taken by you, in each case as determined by the Board, as described above, a final written notice of termination shall be provided to you by the Company."

3.03

Involuntary Termination Without Cause or Disability: In the event that, during the term of this Agreement, the Corporation terminates Executive’s employment for any reason other than Cause or Disability, or, such termination does not occur in accordance with paragraph 2.01 (2) after a Change in Control, then the Executive shall be entitled to receive the following payments and benefits:

(a)

Severance (2x payment): The Corporation shall pay to the Executive following the date of the employment termination and over the succeeding 24 months, in accordance with standard payroll procedures, an amount equal to the following:

(1)

Two hundred percent (200%) of the Executive’s Base Compensation in effect on the date of the employment termination;

Plus

(3)

Two hundred percent (200%) of the Executive’s annual incentive     bonus earned on a quarterly basis as of the date of the termination, assuming the Executive was employed on the last day of the quarter in which termination of employment occurred.

Any other provision of this Agreement or of the Corporation’s Incentive Bonus Plan notwithstanding, after the amount described in this Subsection (a) has been paid to the Executive, the Executive shall have no further interest in such Plan.

No Mitigation: The Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this section, nor shall any such payment or benefit be reduced by any earnings or benefits that the Executive may receive from any other source.

3.04

Incentive Programs: The Continuation Period shall be counted as employment with the Corporation for purposes of vesting in each of the incentive awards heretofore or hereafter granted to the Executive by the Corporation, any contrary provisions of such awards or the applicable plan notwithstanding. This Subsection shall not be construed to require any member of the Corporation to grant any new awards to the Executive during the Continuation Period. The parties understand and agree that the Continuation Period also counts as employment with the Corporation for purposes of determining the expiration date of any incentive award granted by any member of the Corporation and held by the Executive when employment terminates."

LATE PAYMENT

4.01

Late or Refused Payment: If the Corporation refuses or fails to timely pay or provide the compensation and benefits specified in this section upon demand as provided in this Agreement and if such refusal or failure is not corrected within 10 business days after the Executive provides written notice to the Corporation concerning the refusal or failure, then the Corporation shall pay immediately to the Executive an additional amount equal to 50% of the Executive’s Base Compensation."

PAYMENT

5.01

The Company will pay a Base Salary to the Executive, $10,000.00USD per month, in full payment and reimbursement for providing the Services and expenses in the amounts, in the manner and at the times set out in Schedule “B” attached hereto and the Executive will accept such fees and expenses as full payment and reimbursement as aforesaid.

5.02

Incentive Compensation: In addition to the Base Salary, the Company shall pay to Executive as incentive compensation ("Incentive Compensation") in respect of each calendar year (or portion thereof) of the Company, an amount determined in accordance with any bonus or short term incentive compensation program (which may be based upon achieving certain specified performance criteria) which may be established by the Board either for the Executive or for senior management. The determination as to the amounts of any awards available to the Executive under these programs shall be reviewed at least annually by the Company’s Executive Compensation Committee to ensure that such amounts are competitive with awards granted to similarly situated executives of publicly held companies comparable to the Company.

5.03

INITIAL ANNUAL BONUS. The Executive's target annual bonus will be sixty percent (60%) of his Base Salary as in effect for the 2003 year (the "Target Bonus"), and his actual annual bonus may range from 0% to 120% (2 times target), and will be determined based upon achievement of performance goals (seventy percent (70%)

            financial  (initially positive EBITDA, but may be tied to other metrics as may be established from time to time by the Compensation Committee of the Board) and thirty percent (30%) personal), all as approved by the Compensation Committee of the Board from time to time.

INDEPENDENT CONTRACTOR

6.01     The Executive will be an independent contractor and not the servant, employee or agent of the Company it being recognized, however, that to the extent the provisions of this Agreement result in the creation of an agency relationship to allow the Executive to perform certain of the Services on behalf of the Company, then the Executive will, in that context, be the agent of the Company, as the case may be.

6.02    The Company may, from time to time, give such instructions to the Executive as it considers necessary in connection with the provision of the Services, which instructions the Executive will follow, but the Executive will not be subject to the control of the Company in respect to the manner in which such instructions are carried out.

6.03    The Executive will pay, promptly, as the same become due and payable as a result or consequence of monies paid or payable by the Company to the Executive pursuant to this Agreement, all taxes, and contributions payable pursuant to any or all, as the case may be, of the Income Tax Act (Canada), the Income Tax Act (British Columbia), the Workers Compensation Act (British Columbia and the Canada Pension Plan (Canada) or any contributions deemed required by the Internal Revenue Service (“IRS”) or the State of Nevada.

6.04    The Executive agrees to indemnify and save harmless the Company against and for all and any claims, assessments, penalties, interest charges and legal fees and disbursements and taxes incurred as result of having to defend same made against the Company as a result of the Executive failure to comply with Article 6.03, or as a result of any decisions or investigations made by any government agency or body in connection with the relationship between the parties hereto.

6.05    The Company reserves the right to refuse any person retained by the Executive to provide the Services that it deems is unable to provide the Services in a manner and standard established by the Company.

6.06    The Executive will not in any manner whatsoever commit or purport to commit the Company to the payment of any money to any person, firm, or corporation except with the prior permission of the Company.

REPORTS

7.01

The Executive will upon request, from time to time, of the Company fully inform the Company of the matters and things done, and to be done by the Executive in connection with the provisions of the Services and, if so requested by the Company, submit such information in writing in a timely manner.

CONFIDENTIALITY

8.01     Nondisclosure: As a consequence of the employment by employer, executive will have access to information not generally known to the general public or in the industry in which employer is or may become engaged about employer’s products, processes, customers, services, suppliers, pricing policies and related matters. In addition, employer may provide training to executive in relation to these areas. It is the desire of the employer and executive that all such training and information be and remain confidential. Executive acknowledges that the interests afforded protection by this Agreement are legitimate business interests of employer, deserving of protection, including without limitation trade secrets, proprietary hardware/software, valuable confidential business information that does not legally qualify as a trade secret, goodwill, special training and skills provided to executive, and customer relationships. Executive also acknowledges that because of technological advances, the employer’s products can be developed and marketed anywhere in the world; the market in which employer competes is worldwide; and therefore the protection afforded employer must likewise be worldwide.

CONFLICT AND NON-COMPETITION

9.01

The Executive will not, provide any services to any person, firm, or corporation where the performance of that service or the provision of that advice may or does, in the reasonable opinion of the Company, give rise to a conflict of interest between the obligations of the Executive, under this Agreement, and the obligations of the Executive to such other person, firm or corporation.

9.02

If the Executive is asked by any person, firm, or corporation, otherwise than pursuant to this Agreement, to perform a service or to advice and in the opinion of the Executive the performance of that service or the provision of that advice might result in the Executive breaching Article 9.01, then the Executive will forthwith notify the Company, of the particular circumstances and the Company will thereafter promptly notify the Executive whether or not the Executive may, in light of those circumstances and Article 9.01, perform that service or provide that advice.

ARBITRATION

10.01

All claims, disputes and other matters in questions arising out of or relating to this Agreement or to a breach or alleging breach thereof may, if the parties mutually agree in writing, be referred to a single arbitrator under the Commercial Arbitration Act, R.S.B.C. 1996, c. 55, and if so referred, the decision of that arbitrator will be final, conclusive and binding upon the parties.

NOTICES

11.01

Any notice, other than document or payment that, either party may be required or may desire to give to the other party will be conclusively deemed validly given to and received by the addressee, if served personally on the date of such personal service or, if mailed, on the second business day after the mailing of the same in British Columbia by prepaid post addressed, if to the Company:

CYOP Systems International Inc.

225 – 425 Carrall Street

Vancouver, British Columbia

Attention: Board of Directors

and if to the Executive:

Mitch White
5469 Wildwood Crescent
Tsawwassen, British Columbia
V4M 3S9

11.02

Either party may, from time to time, advise the other party by notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified will, for the purposes of paragraph 16.01, be conclusively deemed to be the address of the party giving such notice.

ENTIRE AGREEMENT

12.01

This Agreement constitutes the entire agreement between the parties and no representations, warranties, understandings or agreements, oral or otherwise, exist between the parties, except as expressly set out in this Agreement.

MISCELLANEOUS

13.01

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

14.01

The Schedules to this Agreement are an integral part of this Agreement as if set    out at length in the body of this Agreement.

15.01

The headings appearing in this Agreement have been inserted for reference and as a matter of convenience only, and in no way define, limit or enlarge the scope of any provision of this Agreement.

16.01

No modification, amendment or variation hereof shall be of effect or binding upon the parties unless agreed to in writing by each of them and thereafter such modification, amendment or variation shall have the same effect as if it had originally formed part of this Agreement.

 REPRESENTATIONS AND WARRANTIES

17.01

   The Executive represents and warrants to the Company that:

(a)

he shall prior to commencing work under this Agreement and, if required, obtain and maintain during the Term the necessary coverage pursuant to the Workers’ Compensation Act of British Columbia for himself, his employees, servants and agents who may be providing the Services under this Agreement, and shall provide proof of coverage to the Company at the Company’s request.

(b)

he is not an undischarged bankrupt; and

(c)

he will and if required by law be bonded and all costs associated with acquiring that bonding will the sole responsibility of the Executive.

18.01   Representations and warranties made in this Agreement:

(a)

are material;

(b)

will conclusively be deemed to have been relied upon by the Company in entering into this Agreement, notwithstanding any prior or subsequent investigation by the Company; and

IN WITNESS WHEREOF the parties have executed this Agreement this 1st day of December, 2002.

CYOP Systems International Inc.

Per:

_____________________________

Authorized Signing Officer

IN WITNESS WHEREOF Mitch Ross has hereunto set his hand and seal at the City of Vancouver, in the Province of British Columbia, as of this 1st day of January, 2003.

SIGNED BY Mitch White

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in the presence of :

)

)

)

____________________________________

)   ______________________________

(Print Name of Witness)

)

Mitch White